UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)     April 22, 1994



                         CENTURY TELEPHONE ENTERPRISES, INC.

                (Exact name of registrant as specified in its charter)


                 Louisiana             1-7784            72-0651161

               (State or other     (Commission File     (IRS Employer
               jurisdiction of         Number)       Identification No.)
               incorporation)

              100 Century Park Drive, Monroe, Louisiana            71203

               (Address of principal executive offices)        (Zip Code)


    Registrant's telephone number, including area code  (318) 388-9500

        Item 5.  Other Events

             The following press release was issued by Century Telephone Enterprises, Inc. on April 22, 1994:

                         CENTURY TELEPHONE ENTERPRISES, INC.
                                     NEWS RELEASE

        FOR IMMEDIATE RELEASE                  FOR MORE INFORMATION CONTACT:
        April 22, 1994                  R. Stewart Ewing, Jr. (318) 388-9500

        CENTURY TELEPHONE ENTERPRISES, INC. REPORTS
        INCREASES IN FIRST QUARTER EARNINGS

           Monroe, LA. . . . Century Telephone Enterprises, Inc. (NYSE Symbol:
        CTL) reports increases in first quarter 1994 revenues, net income and earnings per share as compared with the first quarter of 1993.
           During the first quarter, consolidated revenues increased 24.9% to $120,980,000 from $96,825,000 a year ago. Net income was up 22.0% to
        $19,201,000 from $15,740,000 in the first quarter of 1993. Fully diluted earnings per share increased to 35 cents per share compared with 31 cents per share a year ago, a 12.9% increase on 5.5% additional shares.
           "First quarter increases are a result of the continued strength of our telephone operations and improvements in cellular revenues and operating efficiency," said Glen F. Post, III, President and Chief Executive Officer.
           Telephone revenues for the first quarter of 1994 increased 16.2% to $91,770,000 from $78,951,000 a year ago, while operating income was up 19.7% to $30,890,000 from $25,800,000. Of the increases in revenue and operating income, $5,453,000 and $1,751,000, respectively, resulted from the acquisition of San Marcos Telephone Company in April, 1993.
           Mobile communications revenues grew 63.4% to $29,210,000 from
        $17,874,000 during the first quarter of 1993. Mobile communications operating income increased 102.5% to $4,996,000 from $2,467,000 a year ago.
           "Growth in the number of cellular subscribers remained strong during the first quarter of 1994 with additions exceeding the first quarter of 1993 by 88.5%," Post said. "In the first quarter we added 15,303 net new customers, excluding the customer base added as a result of an acquisition. The total number of cellular subscribers in majority owned markets now exceeds 160,000."
           Also during the first quarter, Century completed the acquisition of Celutel, Inc. Celutel provides cellular service to approximately 28,000 customers in five cellular systems in metropolitan areas in Mississippi and Texas that have a combined population of 1.4 million. With the acquisition, Century gained more than 1 million pops (Century's portion of the population based on ownership interest).
           At the end of March, Century completed the acquisition of Kingsley Telephone Co. which serves approximately 2,400 telephone access lines in northern Michigan near other Century operations. With the acquisition, Century also gained an additional 11% interest in the cellular partnership which serves Rural Service Areas 3 and 5 in northern Michigan and which Century operates.
           Century Telephone, Inc. headquartered in Monroe, Louisiana, is a diversified telecommunications company. Century is the 15th largest local exchange telephone company and the 15th largest cellular operator in the United States.

                      CENTURY TELEPHONE ENTERPRISES, INC.
                              FINANCIAL HIGHLIGHTS
                  THREE MONTHS ENDED MARCH 31, 1994 AND 1993


        In thousands, except per share amounts                  INCREASE
                                                 1994    1993  (DECREASE)
                                               ------- ------- ----------
          OPERATING REVENUES

           Telephone                           $91,770  78,951     16.2%
           Mobile communications                29,210  17,874     63.4%
                                               -------  ------
                                               120,980  96,825     24.9%
                                               -------  ------

        OPERATING EXPENSES BEFORE DEPRECIATION AND
        AMORTIZATION

           Telephone                            43,825  38,254     14.6%
           Mobile communications                19,836  13,102     51.4%
                                                ------  ------
                                                63,661  51,356     24.0%
                                                ------  ------

        OPERATING CASH FLOW (OPERATING INCOME PLUS DEPR.
        & AMORT.)

           Telephone                            47,945  40,697     17.8%
           Mobile communications                 9,374   4,772     96.4%
                                                ------  ------
                                                57,319  45,469     26.1%
                                                ------  ------

        DEPRECIATION & AMORTIZATION

           Telephone                            17,055  14,897     14.5%
           Mobile communications                 4,378   2,305     89.9%
                                                ------  ------
                                                21,433  17,202     24.6%
                                                ------  ------

        OPERATING INCOME

           Telephone                            30,890  25,800     19.7%
           Mobile communications                 4,996   2,467    102.5%
                                                ------  ------
                                                35,886  28,267     27.0%
        OTHER INCOME (EXPENSE)

           Interest expense                     (8,502) (6,912)    23.0%
           Gain on sale of asset                     -   1,661       -
           Earnings from unconsolidated
             cellular partnerships               2,564     372    589.2%
           Other income, net                       191     947    (79.8%)

        INCOME TAX EXPENSE                     (10,938) (8,595)    27.3%
                                               -------- -------

        NET INCOME                             $19,201  15,740     22.0%
                                               =======  ======

        EARNINGS PER SHARE

          Primary                              $  0.36    0.32     12.5%
          Fully diluted                           0.35    0.31     12.9%


        SHARES OUTSTANDING

          Primary                               52,817  49,658      6.4%
          Fully diluted                         57,478  54,460      5.5%


        DIVIDENDS PER COMMON SHARE             $0.0800  0.0775      3.2%


        CAPITAL EXPENDITURES                   $47,750  26,629     79.3%

                         CENTURY TELEPHONE ENTERPRISES, INC.
                             CONSOLIDATED BALANCE SHEETS
                               MARCH 31, 1994 AND 1993



                                                    MAR. 31,  DEC. 31,
                                                      1994      1993
                                                    --------  --------
                                                      (expressed in
                                                        thousands)
                                ASSETS


        CURRENT ASSETS                            $    75,000    72,472
                                                      -------   -------

        PROPERTY, PLANT AND EQUIPMENT

           Telephone                                1,012,706   979,449
           Mobile communications                      138,317   113,252
           Other                                       79,176    77,737
           Accumulated depreciation                  (358,994) (342,662)
                                                    ---------   -------
             Net property, plant and equipment        871,205   827,776
                                                    ---------   -------

        INVESTMENTS AND OTHER ASSETS

           Excess cost of net assets acquired         440,209   297,158
           Other                                      132,185   121,984
                                                      -------   -------
             Total investments and other assets       572,394   419,142
                                                      -------   -------

        TOTAL ASSETS                              $ 1,518,599 1,319,390
                                                    ========= =========


        LIABILITIES AND EQUITY


        CURRENT LIABILITIES                       $   275,877   179,206
        LONG-TERM DEBT                                489,971   460,933
        DEFERRED CREDITS AND OTHER LIABILITIES        173,353   165,483
        STOCKHOLDERS' EQUITY                          579,398   513,768
                                                    --------- ---------

        TOTAL LIABILITIES AND EQUITY              $ 1,518,599 1,319,390
                                                    ========= =========



                                                    MAR. 31,  MAR. 31,    %
                                                      1994      1993     INC.
                                                    --------  --------  -----
        TELEPHONE ACCESS LINES                       441,289   400,896  10.1%
        CELLULAR UNITS IN SERVICE-
         MAJORITY-OWNED MARKETS                      160,283    81,201  97.4%

        Item 7.  Exhibit

             12   Statement regarding computation of ratio of earnings to
        fixed charges.

                                                                    EXHIBIT 12
                         CENTURY TELEPHONE ENTERPRISES, INC.
                          RATIO OF EARNINGS TO FIXED CHARGES
                  FOR THE THREE MONTHS ENDED MARCH 31, 1993 AND 1994

                                                3 Months Ended March 31,
                                                ------------------------
                                                   1993           1994
                                                 --------       --------
                                                  (in thousands, except
                                                       for ratios)

        Net income                               $15,740         19,201
        Income taxes                               8,595         10,938
                                                  ------         ------
        Income before income taxes                24,335         30,139

        Adjustments to earnings:

        Fixed charges                              6,912          8,502
        Capitalized interest                           2             (3)
        Gross earnings from
          cellular partnerships                     (622)        (2,609)
        Distributed earnings from unconsolidated
          cellular partnerships                      327            929
        Gross losses from unconsolidated
          cellular partnerships                      250             45
        Minority losses from majority-owned
          subsidiaries                               (49)          (122)
                                                  ------         ------
        Earnings as adjusted                     $31,155         36,881
                                                  ======         ======
        Fixed charges:

        Interest expense                         $ 6,912          8,502
                                                  ======         ======

        Ratio of earnings to fixed charges          4.51           4.34
                                                  ======         ======

                                      SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CENTURY TELEPHONE ENTERPRISES, INC.



                                      BY:        /s/ Murray H. Greer
                                         __________________________________
                                                   Murray H. Greer
                                                     Controller
        Dated:  April 29, 1994